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                                                                   Exhibit 23.1


                             WESTPOINT STEVENS INC.


EXHIBIT (23.1) - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-63339, Form S-8 No.333-80806, Form S-8 No. 333-27913, Form S-8
No. 333-78679, Form S-8 No. 333-44366 and Form S-8 No. 333-89232) pertaining to
(i) the 1995 Key Employee Stock Bonus Plan, (ii) WestPoint Stevens Inc. 1993 Management Stock Option Plan and 1994 Non-Employee Directors Stock Option Plan,
(iii) the Omnibus Stock Incentive Plan, (iv) the Omnibus Stock Incentive Plan,
(v) the Omnibus Stock Incentive Plan, and (vi) the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc., respectively, of our report dated February 3, 2003, except for Note 2 and paragraphs 1, 4, 5, 9 and 11 in Note 3 as to which the date is June 2, 2003, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002.





                                                  /s/ Ernst & Young LLP

Atlanta, Georgia
June 16, 2003